UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2008

PRESSTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17541	02-0415170

(Commission File Number)	(IRS Employer Identification No.)

2 Greenwich Office Park
Greenwich, Connecticut	06831

(Address of Principal Executive Offices)	(Zip Code)

(203) 485-7523
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry in to a Material Definitive Agreement.

On July 29, 2008, Presstek, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the amended and restated credit agreement dated November 5, 2004 (as previously amended, the “Credit Agreement”) between the Company and certain of its subsidiaries as borrower and guarantors, and RBS Citizens National Association, Keybank National Association, TD Bank, N.A., as lenders.  The Company, which recently completed the sale of its Marana, Arizona property, wishes to use such proceeds to pay down the principal balance of the term loan and to change the amortization schedule of the term loan which was set forth in the Credit Agreement.  The Amendment amended the payment schedule of such term loan to reduce the required quarterly installments from $1,750,000 to $810,000 due on the last business day of March, June, September and December of each year, with no installment due in September of 2008, and a final installment of all remaining principal (approximately $834,000) due on November 4, 2009.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Amendment to Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC. (Registrant)
Date: July 31, 2008	/s/ Jeffrey A. Cook
Jeffrey A. Cook Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment to Amended and Restated Credit Agreement